Exhibit 4.2



                                                         EXECUTION COPY






              AMENDED AND RESTATED SECOND LIEN TERM LOAN AGREEMENT

                                   DATED AS OF
                                  JUNE 9, 2006



                                      AMONG



                               QUEST CHEROKEE, LLC
                           QUEST RESOURCE CORPORATION,
                                  AS BORROWERS,

                       GUGGENHEIM CORPORATE FUNDING, LLC,
                            AS ADMINISTRATIVE AGENT,



                                       AND



                            THE LENDERS PARTY HERETO



                        LEAD ARRANGER AND SOLE BOOKRUNNER

                        GUGGENHEIM CORPORATE FUNDING, LLC



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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                       Definitions and Accounting Matters

Section 1.01    Terms Defined Above....................................... 1

Section 1.02    Certain Defined Terms..................................... 1

Section 1.03    Terms Generally; Rules of Construction....................19

Section 1.04    Accounting Terms and Determinations; GAAP.................20

                                   ARTICLE II
                                 The Term Loans

Section 2.01    Term Loans................................................20

Section 2.02    Loans.....................................................20

Section 2.03    Requests for the Loans....................................21

Section 2.04    Funding the Loans.........................................21

Section 2.05    Termination...............................................22

Section 2.06    [RESERVED]................................................22

Section 2.07    Intercreditor Agreement...................................22

                                   ARTICLE III
              Payments of Principal and Interest; Prepayments; Fees

Section 3.01    Repayment of the Loans....................................22

Section 3.02    Interest..................................................22

Section 3.03    Intercreditor Agreement...................................23

Section 3.04    Prepayments...............................................23

Section 3.05    Fees......................................................24

                                   ARTICLE IV
                Payments; Pro Rata Treatment; Sharing of Set-offs

Section 4.01    Payments Generally; Pro Rata Treatment;
                Sharing of Set-offs.......................................25

                                       i

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Section 4.02    Presumption of Payment by the Borrowers...................26

Section 4.03    Certain Deductions by the Administrative Agent............26

Section 4.04    Disposition of Proceeds...................................26

                                    ARTICLE V
           Increased Costs; Break Funding Payments; Taxes; Illegality

Section 5.01    Increased Costs...........................................27

Section 5.02    Break Funding Payments....................................28

Section 5.03    Taxes.....................................................28

Section 5.04    Mitigation Obligations; Replacement of Lenders............29

Section 5.05    Illegality................................................30

                                   ARTICLE VI
                              Conditions Precedent

Section 6.01    Effective Date............................................30

Section 6.02    Each Credit Event.........................................33

                                   ARTICLE VII
                         Representations and Warranties

Section 7.01    Organization; Powers......................................34

Section 7.02    Authority; Enforceability.................................34

Section 7.03    Approvals; No Conflicts...................................34

Section 7.04    Financial Condition; No Material Adverse Change...........35

Section 7.05    Litigation................................................35

Section 7.06    Environmental Matters.....................................36

Section 7.07    Compliance with the Laws and Agreements;
                No Defaults...............................................37

Section 7.08    Investment Company Act....................................37

Section 7.09    [Intentionally Omitted]

Section 7.10    Taxes.....................................................37

Section 7.11    ERISA.....................................................38

Section 7.12    Disclosure; No Material Misstatements.....................39

Section 7.13    Insurance.................................................39

Section 7.14    Restriction on Liens......................................39

Section 7.15    Subsidiaries..............................................40

Section 7.16    Location of Business and Offices..........................40

Section 7.17    Properties; Titles, Etc...................................40

Section 7.18    Maintenance of Properties.................................41

Section 7.19    Gas Imbalances, Prepayments...............................42

Section 7.20    Marketing of Production...................................42

Section 7.21    Swap Agreements...........................................42

Section 7.22    Use of Proceeds...........................................42

Section 7.23    Solvency..................................................42

Section 7.24    Operating Expenses........................................43

                                  ARTICLE VIII
                              Affirmative Covenants

Section 8.01    Financial Statements; Ratings Change;
                Other Information.........................................43

Section 8.02    Notices of Material Events................................46

Section 8.03    Existence; Conduct of Business............................47

Section 8.04    Payment of Obligations....................................47

Section 8.05    Performance of Obligations under Loan Documents...........47

Section 8.06    Operation and Maintenance of Properties...................48

Section 8.07    Insurance.................................................48

Section 8.08    Books and Records; Inspection Rights......................49

Section 8.09    Compliance with Laws......................................49

Section 8.10    Environmental Matters.....................................49


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

Section 8.11    Further Assurances........................................50

Section 8.12    Reserve Reports...........................................51

Section 8.13    Title Information.........................................52

Section 8.14    Additional Collateral.....................................52

Section 8.15    ERISA Compliance..........................................53

Section 8.16    Swap Agreements...........................................54

Section 8.17    Marketing Activities......................................54

                                   ARTICLE IX
                               Negative Covenants

Section 9.01    Financial Covenants.......................................54

Section 9.02    Debt......................................................55

Section 9.03    Liens.....................................................56

Section 9.04    Dividends, Distributions and Redemptions..................57

Section 9.05    Investments, Loans and Advances...........................58

Section 9.06    Nature of Business; International Operations..............59

Section 9.07    Limitation on Leases......................................59

Section 9.08    Proceeds of Notes.........................................59

Section 9.09    ERISA Compliance..........................................59

Section 9.10    Sale or Discount of Receivables...........................61

Section 9.11    Mergers, Etc..............................................61

Section 9.12    Sale of Properties........................................61

Section 9.13    Environmental Matters.....................................62

Section 9.14    Transactions with Affiliates..............................62

Section 9.15    Subsidiaries..............................................63

Section 9.16    Negative Pledge Agreements; Dividend Restrictions.........63

Section 9.17    Gas Imbalances, Take-or-Pay or Other Prepayments..........63

Section 9.18    Swap Agreements...........................................63

                                    ARTICLE X
                           Events of Default; Remedies

Section 10.01   Events of Default.........................................64

Section 10.02   Remedies..................................................66

                                   ARTICLE XI
                            The Administrative Agent

Section 11.01   Appointment; Powers.......................................67

Section 11.02   Duties and Obligations of Administrative Agent............67

Section 11.03   Action by Administrative Agent............................68

Section 11.04   Reliance by Administrative Agent..........................68

Section 11.05   Subagents.................................................69

Section 11.06   Resignation or Removal of Administrative Agent............69

Section 11.07   Administrative Agent as a Lender..........................69

Section 11.08   No Reliance...............................................69

Section 11.09   Authority of Administrative Agent to Release
                Collateral and Liens......................................70

Section 11.10   The Arranger..............................................70

                                   ARTICLE XII
                                  Miscellaneous

Section 12.01   Notices...................................................71

Section 12.02   Waivers; Amendments.......................................71

Section 12.03   Expenses, Indemnity; Damage Waiver........................72

Section 12.04   Successors and Assigns....................................75

Section 12.05   Survival; Revival; Reinstatement..........................78

Section 12.06   Counterparts; Integration; Effectiveness..................79

Section 12.07   Severability..............................................79

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Section 12.08   Right of Setoff...........................................79

Section 12.09   GOVERNING LAW; JURISDICTION; CONSENT TO
                SERVICE OF PROCESS........................................80

Section 12.10   Headings..................................................81

Section 12.11   Confidentiality...........................................81

Section 12.12   Interest Rate Limitation..................................82

Section 12.13   EXCULPATION PROVISIONS....................................83

Section 12.14   Collateral Matters; Swap Agreements.......................83

Section 12.15   No Third Party Beneficiaries..............................83

Section 12.16   USA Patriot Act Notice....................................83

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                         ANNEXES, EXHIBITS AND SCHEDULES

Annex I         Commitments


Exhibit A       Form of Note
Exhibit B       Form of Borrowing Request
Exhibit C       Form of Compliance Certificate
Exhibit D-1     Form of Legal Opinion of Special Counsel to the Borrower
Exhibit D-2     Form of Legal Opinion of Local Counsel
Exhibit E-1     Security Instruments
Exhibit E-2     Form of Guaranty Agreement
Exhibit E-3     Form of Security Agreement
Exhibit E-4     Form of Intercreditor Agreement
Exhibit F       Form of Assignment and Assumption


Schedule 7.03   Approvals
Schedule 7.05   Litigation
Schedule 7.14   Liens
Schedule 7.15   Subsidiaries
Schedule 7.19   Gas Imbalances
Schedule 7.20   Marketing Contracts
Schedule 7.21   Swap Agreements
Schedule 9.05   Investments

      THIS AMENDED AND RESTATED SECOND LIEN TERM LOAN AGREEMENT dated as of June 9, 2006, is among: Quest Cherokee, LLC ("Cherokee") a limited liability company duly formed and existing under the laws of the State of Delaware, and Quest Resource Corporation, a corporation duly formed and existing under the laws of the State of Nevada (the "Company" and, collectively with Cherokee, the "Borrowers"); each of the Lenders from time to time party hereto; and Guggenheim Corporate Funding, LLC (in its individual capacity, "Guggenheim"), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                               R E C I T A L S

     A. The Borrowers, the Lenders and the Administrative Agent are parties to that certain Second Lien Term Loan Agreement dated as of November 14, 2005 (as amended, restated or otherwise modified prior to the date hereof, the "Existing Agreement"); and

     B. The Borrowers, the Lenders and the Administrative Agent have agreed to amend and restate the Existing Agreement in its entirety;

     C. Therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Administrative Agent and the Lenders, hereby agree that the Existing Agreement is hereby amended and restated in its entirety as of the date hereof as follows:

                                   ARTICLE I
                       Definitions and Accounting Matters

     Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

     Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

      "Adjusted LIBO Rate" means, with respect to Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

      "Agreement" means this Amended and Restated Second Lien Term Loan Agreement, as the same may from time to time be amended, modified, supplemented or restated.

      "Applicable Margin" means a rate per annum equal to 5.50%.

      "Approved Counterparty" means (a) any revolving lender party to the Senior Credit Agreement or any Affiliate of such lender or (b) any other Person approved by the Administrative Agent whose long term senior unsecured debt rating is A/A2 by S&P or Moody's (or their equivalent) or higher or (c) any other Person whose obligations under a Swap Agreement are guaranteed by a Person whose long term senior unsecured debt rating is A/A2 by S&P or Moody's (or their equivalent or higher) or (d) any other Person approved by the Administrative Agent.

      "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Approved Petroleum  Engineers" means Cawley Gillespie & Associates,  Inc.
or  any  other  independent   petroleum  engineers  selected  by  Borrowers  and
reasonably acceptable to the Administrative Agent.

      "ArcLight Notes" means those certain promissory notes of Cherokee in the original principal amount of $66 million payable to the order of Cherokee Energy Partners, LLC.

      "ArcLight  Transaction"  means the  purchase  by certain of the  Company's
Subsidiaries of all of the outstanding Class A Units of Cherokee owned by Cherokee Energy Partners LLC and the repayment by Cherokee of the ArcLight Notes.

      "Arranger" means Guggenheim Corporate Funding, LLC, in its capacity as the lead arranger and sole bookrunner hereunder.

      "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

      "Board" means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

      "Board of Directors" means, with respect to any Person, (i) in the case of any corporation, the board of directors, (ii) in the case of any limited liability company, the board of managers, (iii) in the case of any partnership, the board of directors of the general partner and (iv) in any other case, the functional equivalent of the forgoing.

       "Borrowing Request" means a request by the Borrower for the Loans in accordance with Section 2.03.

      "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close; and if such day relates to a payment or prepayment of principal of or interest on, or the Interest Period for, a Loan or a notice by the Borrower with respect to any such payment, prepayment or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

      "Capital Leases" means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

      "Cash Equivalent" means cash held in dollars and all Investments of the type identified in Section 9.05(c) through 9.05(f) inclusive.

      "Casualty Event" means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrowers or any of their Subsidiaries having a fair market value in excess of $1,000,000.

      "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date thereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of either Borrower, or (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of either Borrower by Persons who were neither (i) nominated by the Board of Directors of such Borrower nor (ii) appointed by the directors so nominated.

      "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

      "Commitment" means, with respect to each Lender, the commitment of such Lender to make a Loan hereunder on the Effective Date, expressed as an amount representing the principal amount of the Loan to be made by such Lender hereunder and "Commitments" means the aggregate amount of the Commitments of all Lenders. The amount of each Lender's Commitment is set forth on Annex I. The aggregate amount of the Lenders' Commitments is $100,000,000.

      "Consolidated Net Income" means with respect to the Borrowers and their Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrowers and their Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which either Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Borrower and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to such Borrower or Consolidated Subsidiary, as the case may be; (b) the net income(or loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) any extraordinary non-cash gains or losses during such period; and (d) any gains or losses attributable to writeups or writedowns of assets; and provided further that if either Borrower or any Consolidated Subsidiary shall acquire or dispose of any Property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition, merger or disposition, as if such acquisition, merger or disposition had occurred on the first day of such period.

      "Consolidated Subsidiaries" means each Subsidiary of either Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Borrower in accordance with GAAP.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to "control" such other Person. "Controlling" and "Controlled" have meanings correlative thereto.

      "Debt" means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers' acceptances, debentures, notes or other similar instruments (including principal and due but unpaid interest fees and charges); (b) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms that are not past due by more than ninety (90) days); (d) the principal portion of all obligations under Capital Leases; (e) the principal portion of all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) and other obligations of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person but limited to the fair market value of such Property; (g) all Debt (as defined in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt or obligations of others (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property (excluding obligations to purchase equipment or inventory in the ordinary course of business) of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms that are not past due by more than ninety (90) days); (k) any Debt of any entity (including for purposes of this clause (k), a partnership) for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

      "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

      "Disqualified Capital Stock" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans or other obligations hereunder outstanding.

      "dollars" or "$" refers to lawful money of the United States of America.

      "EBITDA" means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion, amortization and other noncash charges (including unrealized losses on Swap Agreements), plus costs and expenses directly incurred in connection with the Transactions and including the Equity Offering, the ArcLight Transaction and any write-off of transaction closing costs relating to Cherokee's prior credit facility with UBS, AG, Stamford Branch and ArcLight Notes, minus all noncash income (including unrealized gains on Swap Agreements) added to Consolidated Net Income.

      "Effective  Date"  means the date on which  the  conditions  specified  in
Section 6.01 are satisfied (or waived in accordance with Section 12.02).

      "Environmental Laws" means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which either Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of either Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "oil and gas waste" "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA or applicable state counterpart environmental laws; provided, however, that (a) in the event either OPA, CERCLA, RCRA or any such applicable state counterpart environmental law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of either Borrowers or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste," "disposal" or "oil and gas waste" which is broader than that specified in either OPA, CERCLA, RCRA or any such applicable state counterpart environmental law, such broader meaning shall apply.

      "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such shares or interests.

      "Equity Offering" has the meaning assigned such term in Section 6.01(o).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

      "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with either Borrower or any Subsidiary of either Borrower would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsection (b), (c), (m) or (o) of section 414 of the Code.

      "ERISA Event" means (a) a "Reportable Event" described in section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of either Borrower, a Subsidiary of either Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA or
(f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

      "Event of Default" has the meaning assigned such term in Section 10.01.

      "Excepted Liens" means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers' compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord's liens, operators', vendors', carriers', warehousemen's, repairmen's, mechanics', suppliers', workers', materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business and which do not secure obligations for borrowed money under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or physical exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, royalty agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by either Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory, common law provisions or contractual Liens contained in standard deposit account agreements relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Borrowers or any of their Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of either Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by such Borrower or any Subsidiary or materially impair the value of such
Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations, insurance premiums and other obligations of a like nature incurred in the ordinary course of business and (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (e) shall remain "Excepted Liens" only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of either Borrower or any Guarantor hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which either Borrower or any Guarantor is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by either Borrower under Section 5.04(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 5.03(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03.

      "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Fee Letter" shall mean that certain letter agreement between Guggenheim and the Borrowers dated October 31, 2005, concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.

      "Financial Officer" means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

      "Financial Statements" means the financial statement or statements of the Company and its Consolidated Subsidiaries referred to in Section 7.04(a).

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which either Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.04.

      "Gas Balancing Obligations" means those obligations set forth on Schedule 7.19.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over either Borrower, any Subsidiary, any of their Properties, the Administrative Agent or any Lender.

      "Governmental Requirement" means any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

      "Guarantors"  means,  collectively  as of the Effective  Date, each of the following: STP Cherokee, Inc., Quest Oil & Gas Corporation, Quest Energy Service, Inc., Ponderosa Gas Pipeline Company, Inc., Producers Service, Incorporated, J-W Gas Gathering, LLC, Bluestem Pipeline, LLC and Quest Cherokee Oilfield Service, LLC, and any future Subsidiaries of either Borrower.

      "Guaranty Agreement" means an agreement executed by the Guarantors in substantially the form of Exhibit F-2 unconditionally guarantying on a joint and several basis, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

      "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on its Loans, or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

      "Hydrocarbon Interests" means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous Hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

      "Hydrocarbons" means oil, gas, coal bed methane gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

      "Indebtedness" means any and all amounts owing or to be owing by either Borrower or any Guarantor (a) to the Administrative Agent or any Lender under any Loan Document and (b) to any lender or any Affiliate of a lender under any Swap Agreement between either Borrower or any Subsidiary and such lender or Affiliate of a lender while such Person (or in the case of its Affiliate, the Person affiliated therewith) is a lender thereunder, (c) to any Approved Counterparty under any Swap Agreement to which either Borrower or any Subsidiary is a party if such Swap Agreement by its terms states that it is secured by the Security Instruments and (d) all renewals, extensions and/or rearrangements of any of the above.

      "Indemnitee"  shall  have  the  meaning  assigned  such  term  in  Section
12.03(b).

      "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Initial Reserve Report" means the report prepared by the Approved Petroleum Engineers with respect to certain Oil and Gas Properties of the Borrowers and their Subsidiaries as of July 1, 2005, a copy of which has been delivered to the Administrative Agent.

      "Intercreditor Agreement" means the Second Amended and Restated Intercreditor Agreement among the Administrative Agent, the administrative agent under the Senior Credit Agreement, and the Third Lien Term Loan Agreement administrative agent, substantially in the form of Exhibit E-4 or an intercreditor agreement substantially similar entered into in connection with Permitted Refinancing Debt.

       "Interest Payment Date" means, with respect to any Loan, the date immediately following the last day of each Interest Period applicable to such Loan, provided that if any Interest Payment Date would fall on a day other than a Business Day, such Interest Payment Date shall be the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Payment Date shall be on the next preceding Business Day.

      "Interest Period" means, with respect to each Loan, the period commencing on and including the Effective Date or the numerically corresponding day in any month, as applicable, and ending on, but excluding, the numerically corresponding day in the immediately succeeding month. Notwithstanding the foregoing: (i) no Interest Period may end after the Final Maturity Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period shall have a duration of less than one month.

      "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business) or (c) the entering into of any guarantee of, or other contingentobligation with respect to, Debt of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

      "Knowledge" means, with respect to an individual, his or her actual knowledge and with respect to any corporation, limited liability company, partnership or other business entity, the actual knowledge of any executive officer, general partner or individual being a member of the executive management of such entity.

      "Lenders" means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

      "LIBO Rate" means, with respect to any Loan for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the average of the offered quotations for 30-day LIBO appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Loan for such Interest Period shall be the rate per annum
(rounded upwards, if necessary, to the next 1/100th of 1%) quoted by Administrative Agent at or before 11:00 a.m., New York, New York time (or, as soon thereafter as practicable), two (2) Business Days before the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the applicable market, for the offering to Administrative Agent by one or more prime banks selected by Administrative Agent in its sole discretion, in the London interbank market, of deposits in dollars for delivery on the first day of such Interest Period and having a maturity equal (or as nearly equal as may be) to the length of such Interest Period and in an amount equal (or as nearly equal as may be) to the Loans to which such Interest Period relates. Each determination by Administrative Agent of the LIBO Rate shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

      "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations affecting Property. For the purposes of this Agreement, either Borrower and/or any of their Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

      "Loan" means the term loan made by each Lender to the Borrowers pursuant to this Agreement.

      "Loan Documents" means this Agreement, the Notes, the Fee Letter, the Security Instruments and the Intercreditor Agreement.

      "Majority Lenders" means the Administrative Agent and Lenders having Loans representing at least a majority of the outstanding principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).

      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, Property, condition (financial or otherwise) or prospects of each of the Borrowers and its Subsidiaries taken as a whole, (b) the ability of either Borrower, any Subsidiary or any Guarantor to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent or any Lender under any Loan Document.

      "Material Indebtedness" means Debt (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrowers and their Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of a Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

      "Maturity Date" means November 14, 2011.

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

      "Mortgaged Property" means any Property owned by either Borrower or any Guarantor, which is subject to the Liens existing and to exist under the terms of the Security Instruments.

      "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.

      "Net Cash Proceeds" means (a) in connection with any asset sale, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such asset sale, net of attorneys' fees, accountants' fees, investment banking fees, broker's or finder's fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such asset sale (other than any Lien pursuant to a Security Instrument) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions related to such asset sale and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

      "Notes" means the promissory notes of the Borrowers as requested by a Lender and described in Section 2.02(b) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

      "Oil and Gas Properties" means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c)
all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests;
(e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. The term Oil and Gas Properties shall not include the Pipeline.

      "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.

      "Participant"  has  the  meaning  assigned  to such  term  in  Section
12.04(c)(i).

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Percentage Share" means with respect to any Lender, the percentage of the aggregate Commitments represented by such Lender's Commitment as such percentage is set forth on Annex I as such amount may be adjusted pursuant to any Assignment and Assumption under Section 12.04.

      "Permitted Refinancing Debt" means Debt (for purposes of this definition, "new Debt") incurred in exchange for, or proceeds of which are used to refinance, all of any other Debt (the "Refinanced Debt"); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the stated maturity of the Refinanced Debt and an average life no shorter than the average life of the Refinanced Debt; (c) such new Debt does not have a stated interest rate in excess of the stated interest rate of the Refinanced Debt; (d) such new Debt does not contain any covenants which are more onerous to the Borrowers and their Subsidiaries than those imposed by the Refinanced Debt and (e) such new Debt (and any guarantees thereof) is subordinated in right of payment to the Indebtedness (or, if applicable, the Guaranty Agreement) to at least the same extent as the Refinanced Debt.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Pipeline" means the pipeline owned and operated by Bluestem Pipeline, LLC.

      "Plan" means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by either Borrowers, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by such Borrower or a Subsidiary or an ERISA Affiliate.

      "Property"  means any  interest in any kind of property or asset,  whether
real,  personal  or  mixed,  or  tangible  or  intangible,   including,  without
limitation, cash, securities, accounts and contract rights.

      "Proved Mineral Interests" means, collectively, Proved Producing Mineral Interests, Proved Nonproducing Mineral Interests, and Proved Undeveloped Mineral Interests.

      "Proved Nonproducing Mineral Interests" means all Hydrocarbon Interests which constitute proved developed nonproducing reserves as classified by the Society of Petroleum Engineers.

      "Proved Producing Mineral Interests" means all Hydrocarbon Interests which constitute proved developed producing reserves as classified by the Society of Petroleum Engineers.

      "Proved Undeveloped Mineral Interests" means all Hydrocarbon Interests which constitute proved undeveloped reserves as classified by the Society of Petroleum Engineers.

      "PV-10 Value" shall mean, as of any date of determination, the present value of future cash flows from Proved Mineral Interests on the Borrowers' Hydrocarbon Interests as set forth in the most recent Reserve Report delivered pursuant to Section 8.12, utilizing the Three-Year Strip Price for natural gas (Henry Hub), quoted in the New York Mercantile Exchange (or its successor), as of the date as of which the information set forth in such Reserve Report is provided (as adjusted for basis differentials) and utilizing a 10% discount rate. PV-10 Value shall be adjusted to give effect to the commodity hedging agreements of the Borrowers then in effect.

      "Redemption" means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. "Redeem" has the correlative meaning thereto.

      "Register" has the meaning assigned such term in Section 12.04(b)(iv).

      "Regulation D" means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

      "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person's Affiliates.

      "Remedial Work" has the meaning assigned such term in Section 8.10(a).

     "Reserve Report" means the Initial Reserve Report and each other report setting forth, as of each December 31st or June 30th (or such other specified "as of" date contemplated by Section 8.12(d)), the oil and gas reserves attributable to the Oil and Gas Properties of the Borrowers and their Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, consistent with SEC reporting requirements at the time and reflecting (and conforming to the definition of) PV-10 Value, provided that each such report hereafter delivered must (a) separately report on Proved Mineral Interests, Proved Producing Mineral Interests, Proved Nonproducing Mineral Interests and Proved Undeveloped Mineral Interests and separately calculate the PV-10 Value of each such category of Proved Mineral Interests for the Borrowers' and their Subsidiaries' interests, (b) take into account the Borrowers' actual experiences with leasehold operating expenses and other costs in determining projected leasehold operating expenses and other costs, (c) identify and take into account any "over-produced" or "under-produced" status under gas balancing arrangements, and
(d) contain information and analysis comparable in scope to that contained in the Initial Reserve Report.

      "Responsible Officer" means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of either Borrower.

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in either Borrower, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in either Borrower or any option, warrant or other right to acquire any such Equity Interests in either Borrower.

      "SEC" means the Securities and Exchange Commission or any successor Governmental Authority.

      "Secured Parties" has the meaning assigned to such term in the Security Agreement.

      "Security Agreement" means an agreement executed by the Borrowers and the Guarantors in substantially the form of Exhibit F, as the same may be amended, restated, modified or supplemented from time to time.

      "Security Instruments" means the Guaranty Agreement, the Security Agreement, mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit F-1, and any and all other agreements, instruments or certificates now or hereafter executed and delivered by the Borrowers or any other Person (other than Swap Agreements constituting Indebtedness or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, any Notes or this Agreement, as such agreements may be amended, modified, supplemented or restated from time to time.

      "Senior Credit Agreement" means that certain Amended and Restated Senior Credit Agreement dated as of February 7, 2006 among the Borrowers, Guggenheim Corporate Funding, LLC, as administrative agent for the revolving lenders party thereto and the other agents and revolving lenders from time to time parties thereto and any "Loan Documents" (as defined therein) executed in connection therewith, in each case, as hereafter amended or supplemented from time to time, subject to Section 9.03(g) and Section 9.02(h).

      "S&P"  means  Standard  &  Poor's  Ratings  Services,  a  division  of The
McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

      "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

      "Subsidiary" means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the Board of Directors or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrowers or one or more of their respective Subsidiaries or by the Borrowers and/or one or more of their respective Subsidiaries and (b) any partnership of which the Borrowers or any of their respective Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of one of the Borrowers.

      "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction, collar or option or similar agreement, whether exchange traded, "over-the-counter" or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of either of the Borrowers or any of the Subsidiaries shall be a Swap Agreement.

      "Synthetic Leases" means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

      "Taxes"  means any and all  present  or  future  taxes,  levies,  imposts,
duties,  deductions,   charges  or  withholdings  imposed  by  any  Governmental
Authority.

      "Third Lien Term Loan Agreement" means that certain Third Lien Term Loan Agreement among the Borrowers, GCF as the Third Lien Term Loan Agreement administrative agent, and the lenders party thereto, and any "Loan Documents" (as defined therein) executed in connection therewith, in each case as hereafter amended or supplemented.

      "Three-Year Strip Price" shall mean, as of any date of determination, (a) for the 36-month period commencing with the month immediately following the month in which the date of determination occurs, the monthly futures contract prices for crude oil and natural gas for the 36 succeeding months as quoted on the applicable commodities exchange or other price quotation source as contemplated in the definition of "PV-10 Value" and (b) for periods after such 36-month period, the average of such quoted prices for the period from and including the 25th month in such 36-month period through the 36th month in such period.

      "Total Debt" means, at any date, all Debt (exclusive of Debt related to Swap Agreements) of either of the Borrowers and its Consolidated Subsidiaries on a consolidated basis, less (i) Cash Equivalents, (ii) undrawn letters of credit issued for the account of such Borrower and/or any of its Subsidiaries, and
(iii) surety bonds permitted under Section 9.02(e).

       "Transactions" means, with respect to (a) each Borrower, the execution, delivery and performance by such Borrower of this Agreement and each other Loan Document, the borrowing of Loans, the use of the proceeds thereof, and the grant of Liens by such Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement by such Guarantor and such Guarantor's grant of the security interests and provision of collateral under the Security Agreement, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments.

      "Wholly-Owned Subsidiary" means any Subsidiary of which all of the outstanding Equity Interests (other than any directors' qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by one of the Borrowers or by one or more of the Wholly-Owned Subsidiaries or by one of the Borrowers and one or more of the Wholly-Owned Subsidiaries.

     Section 1.03 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to the restrictions contained herein),
(d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word "from" means "from and including" and the word "to" means "to and including" and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

     Section 1.04 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which Borrower's independent registered public accounting firm concurs and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrowers and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

                                   ARTICLE II
                                 The Term Loans

     Section 2.01 Term Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make on the Effective Date a Loan to the Borrowers in a principal amount equal to the amount of such Lender's Commitment, provided that the aggregate principal amount of all such Loans by all Lenders hereunder shall equal $100,000,000. The Commitments are not revolving in nature, and amounts repaid or prepaid may not be reborrowed under any circumstance.

     Section 2.02 Loans.

     (a) Several Obligations. Each Loan shall be made on the Effective Date by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to fund its Loan shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender's failure to fund its Loan as required.

     (b) Notes. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof. The entries made in the accounts maintained pursuant to this Section 2.02(b) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement. Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrowers shall prepare, execute and deliver to such Lender one or more Notes payable to the order of such Lender and substantially in the form of Exhibit A. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 12.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

     Section 2.03 Requests for the Loans. Not later than 12:00 noon, New York City time, on the Effective Date, the Borrowers shall request the Loans by notifying the Administrative Agent by telephone, fax (or electronic communication, if arrangements for doing so have been approved by the Administrative Agent), and shall confirm such request by delivering to the Administrative Agent and the Lenders a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrowers. Such telephonic, electronic or written request shall specify the following information in compliance with Section 2.02:

               (i) the aggregate amount of each requested Loan; and

               (ii) the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

Promptly  following  receipt  of a  Borrowing  Request in  accordance  with this
Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made.

     Section 2.04 Funding the Loans.

     (a) Each Lender shall make its Loan on the Effective Date by wire transfer of immediately available funds by 2:00 p.m., New York, New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.

     (b) Funding to the Borrower. With respect to any Loans made hereunder, the Administrative Agent will make such Loans available to the Borrowers no later than 3:00 p.m. New York City time by promptly paying by wire transfer the amounts so received, in like funds, to one or more accounts designated by the Borrowers in the applicable Borrowing Request.

     Section 2.05 Termination. The Commitments shall terminate at 3.00 p.m., New York, New York time on the Effective Date. At the close of business on the Effective Date, any portion of the Commitments not utilized by the Borrowers shall be permanently canceled.

     Section 2.06 [RESERVED]

     Section 2.07 Intercreditor Agreement. The Loans, the Notes, if any, this Agreement and the other Loan Documents; the rights and remedies of the Lenders and the Administrative Agent hereunder and thereunder and the Liens created thereby are subject to the Intercreditor Agreement.

                                  ARTICLE III
              Payments of Principal and Interest; Prepayments; Fees

     Section 3.01 Repayment of the Loans. On the Maturity Date, the Borrowers shall repay the outstanding principal amount of the Loans in full.

     Section 3.02 Interest.

     (a) Interest Rate. Except as otherwise provided in Section 3.02(b), the Loans shall bear interest at the Adjusted LIBO Rate for each Interest Period plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

     (b) Post-Default Rate. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, the Indebtedness shall bear interest, after as well as before judgment, at a rate per annum equal to two and one-half percent (2.5%) plus the Interest Rate provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.

     (c) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date; provided that (i) interest accrued pursuant to Section 3.02(b) shall be payable on demand and (ii) in the event of any prepayment of any Loan, accrued interest on the principal amount prepaid shall be payable on the date of such prepayment.

     (d) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

     Section 3.03 Intercreditor Agreement. All terms of this Article III are subject to the terms of the Intercreditor Agreement.

     Section 3.04 Prepayments.

     (a) Optional Prepayments. To the extent permitted under the Intercreditor Agreement and subject to any breakage funding costs payable pursuant to Section
5.02 and subject to prior notice in accordance with Section 3.04(b), the Borrowers shall have the right to prepay the Loans, in whole on any Business Day or in part on the last day of any Interest Period, as follows:

     (i) at any time during the period commencing on the Effective Date to and including the first anniversary of the Effective Date, no optional prepayment shall be permitted; and

     (ii) at any time after the first anniversary of the Effective Date, optional prepayments shall be made at the prices (expressed as percentages of the outstanding principal amount) set forth below, if prepaid during each successive 12-month period beginning on November 15 of each year indicated below:

                                                  Prepayment
                            Year                     Price
                    --------------------        ----------------
                    2006                             103%

                    2007                             102%

                    2008                             101%

                    2009 and thereafter              100%

provided that, in any event, each prepayment is in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000, or if such amount is less than $1,000,000, the outstanding principal amount of the Loans. Accrued and unpaid interest on the principal amount prepaid, all outstanding and unpaid fees and expenses, and the prepayment price set forth in this Section 3.04(a), shall be paid on the prepayment date.

     (b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone, electronic communication and/or fax (confirmed by telecopy) of any prepayment hereunder not later than 12:00 noon, New

York City time, seven (7) Business Days before the date of prepayment. Each such notice shall be irrevocable and effective upon receipt by the Administrative
Agent and shall specify the prepayment date and the principal amount of the Loans or portion thereof to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment shall be applied ratably to the Loans of all Lenders in accordance with their Percentage Shares. Prepayments shall be accompanied by accrued and unpaid interest to the extent required by Section 3.02.

     (c)  Mandatory  Prepayment.  The Net Cash  Proceeds of any asset sale under
Section 9.12(d), to the extent not applied in the manner specified therein, shall be used to repay the Loans. Such payment shall be due on the 121st day after the asset sale giving rise to such Net Cash Proceeds.

     Section 3.05 Fees.

     (a) Administrative Agent Fees. The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

     (b) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances.

                                   ARTICLE IV
                Payments; Pro Rata Treatment; Sharing of Set-offs

     Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

     (a) Payments. The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest or fees, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof as provided in Section 4.01(d). If any payment hereunder shall be due on a day that is not a Business Day, except as otherwise set forth herein the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

     (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall, subject to Section 4.01(d), be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

     (c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Loan resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loan and accrued interest thereon to which such Lender is entitled under this Agreement than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with their Percentage Shares of the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Loan to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrowers consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each of the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

     (d) Notwithstanding anything contained herein to the contrary, all payments in respect of Indebtedness and all proceeds of collateral shall be applied in the manner and order set forth in the Intercreditor Agreement.

     Section 4.02 Presumption of Payment by the Borrowers. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 4.02, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Section until all such unsatisfied obligations are fully paid.

     Section 4.04 Disposition of Proceeds. The Security Instruments contain an assignment by each of the Borrowers and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of each
Borrower's or each Guarantor's interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, unless an Event of Default has occurred and is continuing, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrowers and their Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrowers and/or such Subsidiaries.

                                   ARTICLE V
           Increased Costs; Break Funding Payments; Taxes; Illegality

     Section 5.01 Increased Costs.

     (a) Changes in Law. If any Change in Law shall:

     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

     (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Loans of such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

     (b) Capital Requirements. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loan made by such Lender, to a level below that which such Lender or the or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

     (c) Certificates. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

     (d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to prepay any Loan on the date specified in any notice delivered pursuant hereto, or (c) the assignment of any Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 5.04(b), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

     Section 5.03 Taxes.

     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers or any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03), the Administrative Agent or any Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers or such Guarantor shall make such deductions and (iii) the Borrowers or such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) Payment of Other Taxes by the Borrowers. The Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent and each Lender, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent or a Lender as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrowers and shall be conclusive absent manifest error.

     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers or a Guarantor to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which either of the Borrowers is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to such Borrower (with a copy to the Administrative
Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate.

     Section 5.04 Mitigation Obligations; Replacement of Lenders.

     (a) Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b)  Replacement  of Lenders.  If any Lender  requests  compensation  under
Section 5.01, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section

5.03, or if any Lender defaults in its obligation to fund its Loan hereunder, or if any Lender is prevented from making its Loan under Section 5.05, or if any Lender declines to vote in favor of an amendment, waiver or other modification recommended by the Administrative Agent, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loan, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

     Section 5.05 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain its Loan hereunder, then such Lender shall promptly notify the Borrowers and the Administrative Agent thereof and such Lender promptly shall assign such Loan pursuant to Section 12.04 hereunder.

                                   ARTICLE VI
                              Conditions Precedent

     Section 6.01 Effective Date. The obligations of each Lender to make its Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

     (a) The Administrative Agent and the Arranger shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

     (b) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each of the Borrowers and each Guarantor setting forth (i) resolutions of its Board of Directors with respect to the authorization of such Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Borrower or such Guarantor (y) who are authorized to sign the Loan Documents to which such Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws (or other organizational documents) of such Borrower and such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such Borrower or such Guarantor to the contrary.

     (c) The Administrative Agent shall have received certificates of the appropriate state agencies with respect to the existence, qualification and good standing of each Borrower and each Guarantor.

     (d) The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer and dated as of the Effective Date.

     (e) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

     (f) The Administrative Agent shall have received duly executed Notes, if requested, payable to the order of each Lender in a principal amount equal to its Commitment dated as of the date hereof.

     (g) The Administrative Agent shall have received an aged trial balance of trade payables, acceptable in substance to the Administrative Agent.

     (h) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guaranty Agreement, the Security Agreement and the other Security Instruments described on Exhibit E-1. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:

          (i) be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least 80% of the total value of the Oil and Gas Properties evaluated in the Initial Reserve Report;

          (ii) be reasonably satisfied that it has a Lien on all Property constituting security for the Senior Credit Agreement.

     (i) The Administrative Agent shall have received a certificate of a Responsible Officer of each of the Borrower certifying that (i) such Borrower shall be contemporaneously closing the Senior Credit Agreement pursuant to which such Borrowers shall have not less than $100,000,000 of cash, Cash Equivalents and availability under the Senior Credit Agreement.

     (j) The Administrative Agent shall have received an opinion of (i) Stinson Morrison Hecker LLP, special counsel to each of the Borrowers, substantially in the form of Exhibit D-1 hereto, and (ii) local counsel in Oklahoma and any other jurisdictions requested by the Administrative Agent, substantially in the form of Exhibit D-2.

     (k) The Administrative Agent shall have received a certificate of insurance coverage of each of the Borrowers evidencing that such Borrower is carrying insurance in accordance with Section 7.13 including loss payable and standard mortgagee provisions or endorsements on the Borrowers' insurance policies in accordance with Section 8.07.

     (l) The Administrative Agent shall have received title opinions or other evidence of title acceptable to the Administrative Agent on Properties representing at least 80% of the total proved value in the July 1, 2005 Cawley Gillespie Reserve Report and shall be satisfied with the status of title to the Oil and Gas Properties evaluated in the Initial Reserve Report.

     (m) The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of each of the Borrowers and its Subsidiaries.

     (n) The Administrative Agent shall have received a certificate of a Responsible Officer of each of the Borrowers certifying that such Borrower has received all consents and approvals required by Section 7.03.

     (o) The Administrative Agent shall have received the financial statements referred to in Section 7.04(a) and the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(c).

     (p) The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Borrowers, the Subsidiaries for Kansas and Oklahoma and any other jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.

     (q) The Administrative Agent shall have received evidence that Cherokee or one of its Subsidiaries has in place one or more commodity price floors, collars or price swaps with one or more Approved Counterparties, on terms which are satisfactory to the Administrative Agent and Borrowers.

     (r) The Administrative Agent shall have received evidence that the Borrowers have received Net Cash Proceeds of not less than $175,000,000 in connection with the issuance of Equity Interests simultaneously with the closing of the facility evidenced by this Agreement on terms acceptable to the Administrative Agent (the "Equity Offering").

     (s) The Intercreditor Agreement shall have been duly executed and shall be in full force and effect.

     (t) The Administrative Agent shall have received evidence that (i) Credit Agreement dated as of July 22, 2004 by and among Cherokee, UBS AG, Stamford Branch, as Administrative Agent, and the lenders party thereto, as amended, has been, or will simultaneously be, terminated and the obligations thereunder satisfied and (ii) the ArcLight Transaction has been or will simultaneously, closed.

     (u) The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

      The Administrative Agent shall have notified the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make its Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m. New York City time, on November 14, 2005 (and , in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     Section 6.02 Each Credit Event. The obligation of each Lender to fund its Loan is subject to the satisfaction of the following conditions:

     (a) At the time of and immediately after giving effect to the Loans, no Default shall have occurred and be continuing.

     (b) At the time of and immediately after giving effect to the Loans, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

     (c) The representations and warranties of the Borrowers and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date, except to the extent any such representations and warranties are expressly limited to an
earlier  date,  in  which  case,  on  and  as  of  the  Effective   Date,   such
representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date.

     (d) The making of such Loan, would not conflict with, or cause any Lender to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     (e) The receipt by the Administrative Agent of the applicable Borrowing Request in accordance with Section 2.03.

                                   ARTICLE VII
                         Representations and Warranties

      The Borrower represents and warrants to the Lenders that:

     Section 7.01 Organization; Powers. Each of the Borrowers and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or limited liability company power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

     Section 7.02 Authority; Enforceability. The Transactions are within each Borrower's and each Guarantor's corporate or limited liability company powers and have been duly authorized by all necessary corporate or limited liability company and, if required, stockholder or member action (including, without limitation, any action required to be taken by any class of directors or managers of such Borrower, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which each Borrower and each Guarantor is a party has been duly executed and delivered by such Borrower and such Guarantor and constitutes a legal, valid and binding obligation of such Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     Section 7.03 Approvals; No Conflicts. Except as set forth on Schedule 7.03, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of either of the Borrowers or any Subsidiary or, except as could not reasonably be expected to have a Material Adverse Effect, any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon either Borrower or any Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by such Borrower or such Subsidiary, except any violation or default that could not reasonably be expected to have a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any Property of either Borrower or any Subsidiary (other than the Liens created by the Loan Documents).

     Section 7.04 Financial Condition; No Material Adverse Change.

     (a) Each of the Borrowers has heretofore furnished to the Lenders (i) its consolidated balance sheet and statements of income, stockholders equity and cash flows (x) as of and for the seven month transition period ended December 31, 2004, reported on by Murrell, Hall, McIntosh & Co. PLLP, independent registered public accounting firm, and (y) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2005, reviewed by Murrell, Hall, McIntosh & Co PLLP. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of such Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements. The Company has heretofore furnished to the Lenders the unaudited, pro forma consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the six-month period ended June 30, 2005 adjusted to give effect to this Agreement, and the other transactions contemplated by Section 6.01(h), certified by its chief financial officer as presenting fairly, in all material respects, the consolidated pro forma financial position and results of operations and cash flows of the Company and its Consolidated Subsidiaries as of such date and for such period in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

     (b) Since December 31, 2004, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Borrowers and their respective Subsidiaries has been conducted only in the ordinary course consistent with past business practices, in each case, except as disclosed in the filings made with the SEC as of October 31, 2005 by the Company.

     (c) Neither of the Borrowers nor any of their respective Subsidiaries has on the date hereof any material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments (other than the Gas Balancing Obligations and the Swap Agreements listed on Schedule 7.21) which are not referred to or reflected or provided for in the Financial Statements.

     Section 7.05 Litigation. Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the Knowledge of either of the Borrowers, threatened against or affecting such Borrower or any Subsidiary (i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

     Section 7.06 Environmental Matters. Except as could not be reasonably expected to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):

     (a) neither any Property of either Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

     (b) no Property of either Borrower or any Subsidiary nor the operations currently conducted thereon or, to the Knowledge of either Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

     (c) all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of each Borrower and each Subsidiary, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and each Borrower and each Subsidiary is in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

     (d) all hazardous substances, solid waste and oil and gas waste, if any, generated by the Borrowers or any Subsidiary at any and all Property of the Borrowers or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the Knowledge of the Borrowers, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

     (e) each of the Borrowers has taken all steps reasonably necessary to determine and have determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of such Borrower or any of its Subsidiaries except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

     (f) to the extent applicable, all Property of each Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA, and such Borrower does not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.

     (g) neither Borrower and no Subsidiary has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.

     Section 7.07 Compliance with the Laws and Agreements; No Defaults.

     (a) Each of the Borrowers and each Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (b) Neither of the Borrowers and no Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require either Borrower or any Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which a Borrower or any Subsidiary or any of their Properties is bound.

     (c) No Default has occurred and is continuing.

     Section  7.08  Investment  Company  Act.  Neither of the  Borrowers  and no
Subsidiary is an "investment company" within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

     Section 7.09 [Intentionally Omitted]

     Section 7.10 Taxes. Each of the Borrowers and their respective Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of each of the Borrowers and its respective Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of such Borrower, adequate. No Tax Lien has been filed and, to the Knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

     Section 7.11 ERISA.

     (a) The Borrowers, the Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

     (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

     (c) No act, omission or transaction has occurred which could result in imposition on either of the Borrowers, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a material civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a material tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

     (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No material liability to the PBGC (other than for the payment of current premiums which are not past due) by either of the Borrowers, any Subsidiary or any ERISA Affiliate has been or is expected by either of the Borrowers, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

     (e) Full payment when due has been made of all amounts which the Borrowers, the Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

     (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrowers' most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

     (g) Neither of the Borrowers, any of their respective Subsidiaries or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by either Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

     (h) Neither of the Borrowers, any of their respective Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.

     (i) Neither of the Borrowers, any of their respective Subsidiaries nor any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

     Section 7.12 Disclosure; No Material Misstatements. The Borrowers have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their respective Subsidiaries is subject as of the date of this Agreement, and all other matters known to either of them, as of the date of this Agreement that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers or any Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken together with all other such furnished documents and information, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to the Borrowers or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrowers or any Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby. No statements or conclusions exist in any Reserve Report which are based upon or include misleading information or which fail to take into account material information regarding the matters reported therein to the extent such misstatement, misleading information or failure could reasonably be expected to have a Material Adverse Effect.

     Section 7.13 Insurance. The Borrowers have, and have caused all their Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrowers and their Subsidiaries. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.

     Section 7.14 Restriction on Liens. Other than as set forth in Schedule 7.14, neither of the Borrowers or any of their Subsidiaries is a party to any material agreement or arrangement (other than Liens for secured debt permitted by Section 9.03), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

     Section 7.15 Subsidiaries. Except as set forth on Schedule 7.15 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.15, the Borrowers have no Subsidiaries.

     Section 7.16 Location of Business and Offices. The jurisdiction of organization of Quest Resource Corporation is Nevada; its name as listed in the public records of its jurisdiction of organization is Quest Resource Corporation; and its organizational identification number in its jurisdiction of organization is C4082-1982, the jurisdiction of organization of Quest Cherokee, LLC is Delaware; its name as listed in the public records of its jurisdiction of organization is Quest Cherokee, LLC; and its organizational identification number is 3739332 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(m) in accordance with Section 12.01). The Borrowers' principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(n) and Section 12.01(c)). Each Subsidiary's jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.15 (or as set forth in a notice delivered pursuant to Section 8.01(n)).

     Section 7.17 Properties; Titles, Etc.

     (a) Each of the Borrowers and the Subsidiaries has good and defensible title to, or valid and enforceable leasehold interests in, the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, the Borrower or the Subsidiary specified as the owner or lessee owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership or lease of such Properties shall not in any material respect obligate such Borrower or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in such Borrower's or such Subsidiary's net revenue interest in such Property.

     (b) All material leases and agreements necessary for the conduct of the business of the Borrowers and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

     (c) The rights and Properties presently owned, leased or licensed by the Borrowers and the Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrowers and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

     (d) All of the Properties of the Borrowers and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition (ordinary wear and tear excepted) and are maintained in accordance with prudent business standards.

     (e) Each of the Borrowers and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by such Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrowers and their Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

     Section 7.18 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Borrowers and their Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrowers and their Subsidiaries. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of either of the Borrowers or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of either of the Borrowers or any Subsidiary is deviated from the vertical more than the maximum permitted by Government Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of such Borrower or such Subsidiary. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the either of the Borrowers or any of its Subsidiaries that are reasonably necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by either of the Borrowers or any of its Subsidiaries, in a manner consistent with such Borrower's or such Subsidiaries' past practices (other than those the failure of which to maintain in accordance with this Section 7.18 could not reasonably be expected to have a Material Adverse Effect).

     Section 7.19 Gas Imbalances,  Prepayments.  Except as set forth on Schedule
7.19 or on the most recent certificate delivered pursuant to Section 8.12(b), on a net basis there are no gas imbalances, take or pay or other prepayments which would require either of the Borrowers or any of its Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 1.0 bcf of gas (on an mcf equivalent basis) in the aggregate.

     Section 7.20 Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.20, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrowers represent that they or their Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property's delivery capacity), no material agreements exist which are not cancelable on 60 days notice or less without penalty or detriment for the sale of production from the Borrowers' or their Subsidiaries' Hydrocarbons (including, without limitation, calls on or other rights to purchase production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months, from the date hereof.

     Section 7.21 Swap Agreements. Schedule 7.21, as of the date hereof, and after the date hereof, each report required to be delivered by either of the Borrowers pursuant to Section 8.01(e), sets forth, a true and complete list of all Swap Agreements of the Borrowers and each of their Subsidiaries, the type, term, effective date, termination date and notional amounts or volumes, the net mark to market value thereof as of the most recent date available, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

     Section 7.22 Use of Proceeds. The proceeds of the Loans shall be used first, to repay, except as otherwise set forth herein with respect to letters of credit and Swap Agreements, all outstanding Debt of the Borrowers and, second, to provide working capital for exploration and production operations, pipeline construction, oil and gas lease acquisition, permitted acquisitions and for general business purposes. The Borrowers and their Subsidiaries are not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

     Section 7.23 Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrowers and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrowers and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Borrowers and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrowers and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Borrowers and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

     Section 7.24 Operating Expenses. As of the date of this Agreement:

     (a) Borrowers have no unpaid bills with an invoice date earlier than August 1, 2005 for improvements to their Oil and Gas Properties that could give rise to mechanics', materialmen's or other similar liens arising by operation of applicable law.

     (b) With respect to the Operating Agreements relating to Borrowers' Working Interest and Net Revenue Interest in the Properties:

     (i) there are no outstanding calls for payments under any Authority for Expenditure or payments which are due or which Borrowers or, to the best of Borrowers' knowledge, any predecessor or predecessors of Borrowers have committed to make which have not been or are not being paid within the terms required; and

     (ii) there are no operations under any of the Operating Agreements with respect to which Borrowers have become a non-consenting party nor are there any non-consenting penalties binding or that will become binding upon Borrowers that are not reflected in the Net Revenue Interest or Working Interest as set forth on Exhibit A to the Mortgage.

                                  ARTICLE VIII
                              Affirmative Covenants

      Until the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents (other than contingent indemnity obligations) shall have been paid in full, the Borrowers covenant and agree with the Lenders that:

     Section 8.01 Financial Statements; Ratings Change; Other Information. The Borrowers will furnish to the Administrative Agent and each Lender:

     (a) Annual Financial Statements. As soon as available, but in any event not later than 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Murrell, Hall, McIntosh & Co. PLLP or another independent registered public accounting firm (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

     (b) Quarterly Financial Statements. As soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

     (c) Certificate of Financial Officer -- Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto
(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.13(b) and Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered pursuant to
Section 8.01(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

     (d) Certificate of Financial Officer -- Consolidating Information. If, at any time, all of the Subsidiaries of the Company are not Consolidated Subsidiaries, then concurrently with any delivery of financial statements under
Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all unconsolidated Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Company.

     (e) Certificate of Financial Officer - Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter or fiscal year, a true and complete list of all Swap Agreements of each of the Borrowers and each Subsidiary, listing the type, term, effective date, termination date and notional amounts or volumes, the net mark-to-market value therefor to the extent available, any new credit support agreements relating thereto not listed on Schedule 7.21, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

     (f) Certificate of Insurer -- Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by
Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, copies of all applicable policies.

     (g) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrowers or any of their Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of such Borrower or any such Subsidiary, and a copy of any response by such Borrower or any such Subsidiary, or the Board of Directors of such Borrower or any such Subsidiary, to such letter or report.

     (h) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, and upon the request of the Lenders, copies of all periodic and other reports, proxy statements and other materials filed by either of the Borrowers or any Subsidiary with the SEC, or with any national securities exchange and distributed by either of the Borrowers to its shareholders.

     (i) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement or report furnished to or by any Person or notices furnished by the Borrowers to any other Person, pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

     (j) Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, a list of Persons who purchase (or did purchase in the last six months) at least 80% of the Hydrocarbons from the Borrowers and the Subsidiaries, taken as a whole.

     (k) Notice of Sales of Oil and Gas Properties. In the event that either of the Borrowers or any Subsidiary intends to sell, transfer, assign or otherwise dispose of at least $500,000 worth of any Oil or Gas Properties or any Equity Interests in any Subsidiary in accordance with Section 9.12, prior written notice of such disposition, the price thereof and the anticipated date of closing.

     (l) Notice of Casualty Events. Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

     (m) Certificate of Responsible Officer--Total Debt. At the times specified in Section 8.12(d) and promptly following any change to PV-10 pursuant to
Section 8.12(a) or Section 9.12, the Borrowers will promptly, but in any event within fifteen (15) days after any such event, deliver a certificate of a Responsible Officer of the Borrowers setting forth the PV-10 both prior to and after giving effect to such event.

     (n) Information Regarding Borrowers and Guarantors. Prompt written notice (and in any event within thirty (30) days prior thereto) of any change (i) in the Borrowers' or any Guarantor's corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Borrowers or any Guarantor's chief executive office or principal place of business if either Borrower or any Guarantor is not a registered organization under the Uniform Commercial Code,
(iii) in the Borrowers' or any Guarantor's identity or corporate structure, (iv) in the Borrowers' or any Guarantor's jurisdiction of organization or such Person's organizational identification number in such jurisdiction of organization, and (v) in the Borrowers' or any Guarantor's federal taxpayer identification number.

     (o) Production Report and Lease Operating Statements. With the delivery of quarterly financial statements under Section 8.01(b), a report setting forth, for each calendar month during the then current fiscal year to date on a production date basis, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

     (p) Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of either of the Borrowers or any Subsidiary that would reasonably be expected to have a Material Adverse Effect on the ability of either of the Borrowers or any Subsidiary to perform its obligations hereunder or under any Loan Documents.

     (q) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrowers or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

     (r) Delivery of Information Electronically. Notices to the Administrative Agent and the Lenders under this Section 8.01 may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent.

     Section 8.02 Notices of Material Events. The Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the following:

     (a) the occurrence of any Default;

     (b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or

Governmental Authority against or affecting either of the Borrowers or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Lenders that, if adversely determined, could reasonably be expected to result in liability in excess of $1,000,000 not fully covered by insurance, subject to normal deductibles;

     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of either of the Borrowers and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

     (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     Section 8.03 Existence; Conduct of Business. Each of the Borrowers will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.

     Section 8.04 Payment of Obligations. Each of the Borrowers will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of the Borrowers and all of their Subsidiaries before the same shall become delinquent or in default (provided, that Borrowers and their Subsidiaries shall have up to 60 days after due date to pay trade payables arising in the ordinary course of business), except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of either of the Borrowers or any Subsidiary.

     Section 8.05 Performance of Obligations under Loan Documents. The Borrowers will pay the Loans according to the terms thereof, and the Borrowers will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

     Section  8.06  Operation  and  Maintenance  of  Properties.   Each  of  the
Borrowers, at its own expense, will, and will cause each Subsidiary to:

     (a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

     (b) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its Oil and Gas Properties and other Properties, including, without limitation, all equipment, machinery and facilities except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (e) to the extent one of the Borrowers is not the operator of any Property, the Borrowers shall use reasonable efforts to cause the operator to comply with this Section 8.06.

     Section 8.07 Insurance. The Borrowers will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear, shall include a standard mortgagee provision and such policies shall name the Administrative Agent and the Lenders as "additional insureds" and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

     Section 8.08 Books and Records; Inspection Rights. The Borrowers will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrowers will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

     Section 8.09 Compliance with Laws. The Borrowers will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     Section 8.10 Environmental Matters.

     (a) The Borrowers shall at their sole expense: (i) comply, and shall cause their Properties and operations and each Subsidiary and each Subsidiary's Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect;
(ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Borrowers' or their Subsidiaries' Properties or any other Property to the extent caused by the Borrowers' or any of their Subsidiaries' operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower's or their Subsidiaries' Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the "Remedial Work") in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Borrowers' or their Subsidiaries' Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and
(v) establish and  implement,  and shall cause each

Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrowers' and their Subsidiaries' obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

     (b) The Borrowers will promptly, but in no event later than five days of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against either of the Borrowers or their Subsidiaries or their Properties of which the Borrower has Knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action will result in liability
(whether individually or in the aggregate) in excess of $1,000,000, not fully covered by insurance, subject to normal deductibles.

     (c) The Borrowers will, and will cause each Subsidiary to, provide environmental audits and tests in accordance with American Society of Testing Materials standards (i) upon the occurrence and during the continuance of an Event of Default if requested by the Administrative Agent, (ii) upon request by the Administrative Agent and the Lenders if required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority, or (iii) in connection with any future acquisitions of Oil and Gas Properties or other real estate Properties with a fair market value in excess of $2,000,000, unless waived by the Administrative Agent.

     Section 8.11 Further Assurances.

     (a) The Borrowers at their expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrowers or any Subsidiary, as the case may be, in the Loan Documents, including the Notes, if requested, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

     (b) Each of the Borrowers hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of either of the Borrowers or any Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

     Section 8.12 Reserve Reports.

     (a) On or before March 1st and September 1st of each year, commencing March 1, 2006, the Borrowers shall furnish to the Administrative Agent and the Lenders a Reserve Report. The Reserve Report as of December 31 of each year (and delivered on or before March 1 of the immediately following year) shall be prepared by one or more Approved Petroleum Engineers, and the June 30 Reserve
Report (delivered on or before September 1) of each year shall be prepared either by or under the supervision of the chief engineer of the Borrowers who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report or by one or more Approved Petroleum Engineers.

     (b) In the event of a determination of the PV-10 as of a specified date other than January 1 and July 1, the Borrowers shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared either by or under the supervision of the chief engineer of the Borrowers who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report or by one or more Approved Petroleum Engineers.

     (c) With the delivery of each Reserve Report, the Borrowers shall provide to the Administrative Agent and the Lenders 1) a certificate from a Responsible Officer certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, and no statements or conclusions exist in such Reserve Report which are based upon or include misleading information or which fail to take into account material information regarding the matters reported therein to the extent such misstatement, misleading information or failure could reasonably be expected to have a Material Adverse Effect, (ii) the Borrowers or the Subsidiaries own good and defensible title to, or valid and enforceable leasehold interests in, the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by
Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.19 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require either of the Borrowers or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties have been sold since the date of the last PV-10 determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, and (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrowers could reasonably be expected to have been obligated to list on Schedule 7.20 had such agreement been in effect on the date hereof and 2) electronically, a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and certifying that each Oil and Gas Property that constitutes collateral for the Senior Credit Agreement also constitutes collateral for the Indebtedness outstanding under this Agreement and demonstrating that the percentage of value of such Mortgaged Properties complies with Section 8.14.

     Section 8.13 Title Information.

     (a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrowers will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties (excluding the Pipeline) evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall be reasonably satisfied with the status of title to or leasehold interests in the Oil and Gas Properties evaluated by such Reserve Report representing not less than 80% of the total value of such Properties, provided the Borrowers will not be required to deliver any title opinions on Oil and Gas Properties that are not Proved Mineral Interests.

     (b) If the Borrowers have provided title information for additional Properties under Section 8.13(a), the Borrowers shall, within 90 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall be reasonably satisfied with the status of title to the Oil and Gas Properties evaluated by such Reserve Report.

     (c) If the Borrowers are unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 90-day period or the Borrowers do not comply with the requirements to provide acceptable title information on the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Majority Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Majority Lenders are not satisfied with title to any Mortgaged Property after the 90-day period has elapsed, the Administrative Agent may send a notice to the Borrowers and the Lenders that the then outstanding PV-10 shall be reduced by an amount as determined by the Majority Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information to the Oil and Gas Properties. This new PV-10 shall become effective immediately after receipt of such notice.

     Section 8.14 Additional Collateral.

      In connection with each redetermination of the PV-10, the Borrowers shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 80% of the total value of the Oil and Gas Properties (excluding the Pipeline) evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 80% of such total value, then each of the Borrowers shall, and shall cause their Subsidiaries to, grant, within thirty (30) days of delivery of the certificate required under Section 8.12(c), to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties (excluding the Pipeline) not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 80% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. The Borrowers agree that they will not, and will not permit any Subsidiary to, grant a Lien on any Property to secure the Senior Credit Agreement or the Third Lien Term Loan Agreement without (i) giving written notice to the Administrative Agent and (ii) granting to the Administrative Agent to secure the Indebtedness a second-priority Lien on this same Property.

     Section 8.15 ERISA Compliance. Each of the Borrowers will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) promptly upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer of the applicable Borrower, Subsidiary or ERISA Affiliate, as the case may be, specifying the nature thereof, what action such Borrower, Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) promptly upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), each of the Borrowers will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

     Section 8.16 Swap Agreements. The Borrowers shall or shall cause one or more of their Subsidiaries to maintain the hedged position established by the Swap Agreements required under Section 6.01(q) during the period specified therein and shall neither assign, terminate or unwind any such Swap Agreements nor sell any Swap Agreements if the effect of such action (when taken together with any other Swap Agreements executed contemporaneously with the taking of such action) would have the effect of canceling its positions under such Swap Agreements required hereby.

     Section 8.17 Marketing Activities. The Borrowers will not, and will not permit any of their Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrowers and their Subsidiaries that either of the Borrowers or one of its Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no "position" is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

                                   ARTICLE IX
                              Negative Covenants

      Until the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents (other than contingent indemnification obligations) have been paid in full, the Borrowers covenant and agree with the Lenders that:

     Section 9.01 Financial Covenants.

     (a) The Borrowers will have net sales of natural gas on commercial terms customary in the local market of not less than 1,890 mmcf for the quarter ending March 31, 2006; 2,380 mmcf for the quarter ending June 30, 2006; 3,080 mmcf for the quarter ending September 30, 2006; and 3,430 mmcf for the quarter ending December 31, 2006.

     (b) For purposes of this Section 9.01(b), "EBITDA" shall be calculated using EBITDA for such quarter multiplied by four (4). The Borrowers shall maintain a ratio of Total Debt to EBITDA of not more than the following ratios for the quarters ending on the dates indicated below:

                 Ratio               Period

                 4.5 to 1.0          for the quarter ending March 31, 2007,

                 4.25 to 1.0         for the quarter ending June 30, 2007,

                 4.00 to 1.0         for the quarter ending September 30, 2007,

                 3.75 to 1.0         for the quarter ending December 31, 2007,

                 3.50 to 1.0         for the quarter ending March 31, 2008,

                 3.25 to 1.0         for the quarter ending June 30, 2008, and

                 3.0 to 1.0          for each quarter ending on or after
                                     September 30, 2008

     (c) The Borrowers shall not permit the ratio of (i) PV-10, as set forth on the most recent Reserve Report delivered pursuant to Section 8.12 to (ii) Total Debt to be less than 1.5 to 1.0.

     Section 9.02 Debt. The Borrowers will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

     (a) the Loans, any Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Loans, any Notes or other Indebtedness arising under the Loan Documents.

     (b) Debt of the Borrowers and their Subsidiaries existing on the date hereof that is reflected in the Financial Statements.

     (c) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than sixty
(60) days past the due date or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

     (d) Debt (including guarantees) under Capital Leases and purchase money obligations not to exceed $2,500,000 in the aggregate.

     (e) Debt (including guarantees) associated with bonds or surety obligations required by Governmental Requirements or any other Person in connection with the operation of the Oil and Gas Properties.

     (f) intercompany Debt between the Borrowers, between either of the Borrowers and any Subsidiary or between Subsidiaries to the extent permitted by
Section 9.05(g); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than either of the Borrowers or one of their Wholly-Owned Subsidiaries or the Administrative Agent on behalf of the "Lenders" and "Swap Counterparties" (as such terms are defined in the Intercreditor Agreement), and, provided further, that any such Debt owed by either a Borrower or a Guarantor shall be subordinated to the Indebtedness on terms set forth in the Security Agreement or the Intercreditor Agreement.

     (g) endorsements of negotiable instruments for collection in the ordinary course of business.

     (h) Debt under the Senior Credit Agreement that does not exceed in the aggregate $100,000,000 minus the aggregate amount of the net proceeds received from any sale of assets that is applied as described in Section 9.12(d) to repay or retire term loan debt under the Senior Credit Agreement or permanently reduce the revolving commitments thereunder and (ii) Debt under the Third Lien Term Loan Agreement and any guarantees thereof, the principal amount of which Debt does not exceed $75,000,000 in the aggregate.

     (i) Debt in connection with Swap Agreements and permitted in accordance with Section 9.18.

     (j) reimbursement obligations under (i) letters of credit outstanding on the date of this Agreement and (ii) other letters of credit provided the aggregate undrawn face amount of such other letters of credit does not exceed $20,000,000.

     (k) guarantees of Debt otherwise permitted under Section 9.02.

     (l) Permitted Refinancing Debt.

     (m) other Debt, not otherwise permitted above, not to exceed $2,000,000 in the aggregate at any one time outstanding.

     Section 9.03 Liens. Neither of the Borrowers will, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

     (a) Liens securing the payment of any Indebtedness.

     (b) Excepted Liens.

     (c) Liens securing Capital Leases and purchase money obligations permitted by Section 9.02(d) but only on the Property under lease or purchased.

     (d)  Liens to secure  obligations  under any Swap  Agreement  permitted  by
Section 9.18.

     (e) Liens in existence on the date of this Agreement and shown on Schedule 7.14.

     (f) Liens securing reimbursement obligations in connection with letters of credit outstanding on the date of this Agreement and other letters of credit provided the aggregate undrawn face amount of such other letters of credit does not exceed $20,000,000.

     (g) Liens securing Permitted Refinancing Debt.

     (h) Liens on Property  securing the Senior  Credit  Agreement  permitted by
Section 9.02(h) provided; however, that no Lien shall be granted on any Property to secure the Senior Credit Agreement unless the Lien is also being granted to secure the Indebtedness, this Agreement and the other Loan Documents.

     (i) Liens on Property securing the Third Lien Term Loan Agreement permitted by Section 9.02(h), provided, however, that (i) such Liens securing the Third Lien Term Loan Agreement and any guarantees thereof are subordinated pursuant to the Intercreditor Agreement, (ii) each and every Lien securing the Third Lien Term Loan Agreement shall be subordinate to the liens securing the Indebtedness, this Agreement and the other Loan Documents, and (iii) no Lien shall be granted on any Property to secure the Third Lien Term Loan Agreement unless the Lien is also being granted to secure the Indebtedness, this Agreement and the other Loan Documents.

     (j) Liens on Property not constituting collateral for the Indebtedness and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this
Section 9.03(j) shall not exceed $2,000,000 at any time.

     Section 9.04 Dividends, Distributions and Redemptions.

     (a) Restricted Payments. Neither of the Borrowers will or will permit any of their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except (i) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) Subsidiaries (including Cherokee) may declare and pay dividends ratably with respect to their Equity Interests, (iii) such Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (iv) such Borrower may terminate its directors' or employees' option agreements or restricted stock agreements under any of such Borrower's incentive stock plans provided; however, that the aggregate amounts paid by the Borrower in respect thereof do not exceed $1,000,000.

     (b) Redemption of Third Lien Term Loan Agreement; Amendment of Third Lien Term Loan Documents. The Borrowers will not, and will not permit any Subsidiary to, prior to the date that is ninety-one (91) days after the earlier of the Maturity Date or the payment in full of the Indebtedness: call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Third Lien Term Loan Agreement except in connection with any Permitted Refinancing Debt in respect thereof.

     Section 9.05 Investments, Loans and Advances. The Borrowers will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

     (a) Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05;

     (b) accounts receivable arising in the ordinary course of business;

     (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of acquisition thereof;

     (d) commercial paper maturing within one year from the date of acquisition thereof rated in the highest grade by S&P or Moody's;

     (e) demand deposits, deposits maturing within one year from the date of acquisition thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody's, respectively;

     (f) deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e);

     (g) Investments  (i) made by either  Borrower in or to any  Subsidiary,  or
(ii) made by any Subsidiary in or to either Borrower or any other Subsidiary, or
(iii) made by either Borrower or any Subsidiary in or to any entity that upon the making of such Investment would become a Subsidiary;

     (h) subject to the limits in Section 9.07, Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America;

     (i) loans or advances to employees, officers or directors in the ordinary course of business of either Borrower or any of its Subsidiaries, in each case only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, but in any event not to exceed $100,000 in the aggregate at any time; and

     (j) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to either Borrower or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of either Borrower or any of its Subsidiaries; provided that such Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(j) exceeds $1,000,000;

     (k) consideration received in connection with permitted asset sales.

     (l) lease, utility and similar deposits in the ordinary course of business.

     (m) Investments in permitted Swap Agreements.

     Section 9.06 Nature of Business; International Operations. Neither of the Borrowers nor any Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration, production and gathering company or will acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States.

     Section 9.07 Limitation on Leases. Neither Borrower nor any Subsidiary will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests, pipeline leases or compressor leases), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrowers and the Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $5,000,000 in any period of twelve consecutive calendar months during the life of such leases.

     Section 9.08 Proceeds of Notes. The Borrowers will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section
7.22. Neither the Borrowers nor any Person acting on behalf of either Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate
Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

     Section 9.09 ERISA Compliance. None of the Borrowers and the Subsidiaries will at any time:

     (a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which either Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a material civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a material tax imposed by Chapter 43 of Subtitle D of the Code.

     (b) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any material liability of either Borrower, a Subsidiary or any ERISA Affiliate to the PBGC.

     (c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, either Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto.

     (d) permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan.

     (e) permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by either Borrower, a Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

     (f) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan.

     (g) acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to either Borrower or a Subsidiary or with respect to any ERISA Affiliate of either Borrower or a Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities.

     (h) incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

     (i) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability.


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

     (j) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that either Borrower, a Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

     Section 9.10 Sale or Discount of Receivables. Except for receivables obtained by either Borrower or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, neither Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

     Section 9.11 Mergers, Etc. Neither Borrower will, or will permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a "consolidation"), or liquidate or dissolve; provided that any Subsidiary may participate in a consolidation with either Borrower (provided that such Borrower shall be the continuing or surviving entity) or any other Subsidiary and if one of such Subsidiaries is a Wholly-Owned Subsidiary, then the surviving Person shall be a Wholly-Owned Subsidiary.

     Section 9.12 Sale of Properties. The Borrowers will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property except for (a) the sale of Hydrocarbons in the ordinary course of business; (b) farmouts of undeveloped acreage and assignments in connection with such farmouts; (c) the sale or transfer of equipment that is no longer necessary for the business of either Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use; (d) the sale, or other disposition (including Casualty Events) of any Oil and Gas Property or any interest therein or any Subsidiary owning Oil and Gas Properties; provided that
(i) the consideration received in respect of such sale or other disposition shall be cash, (ii) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property interest therein or Subsidiary subject of such sale, lease or other disposition (as reasonably determined by the Board of Directors of either Borrower and, if requested by the Administrative Agent, the Borrowers shall deliver a certificate of a Responsible Officer of either Borrower certifying to that effect); provided that if a "Borrowing Base" deficiency under the Senior Credit Agreement shall exist, then the Lenders agree that fair market value shall have been obtained if any of the following conditions are met: (1) the Majority Lenders have consented, such consent not to be unreasonably withheld or delayed, to such sale, lease or other disposition, (2) the sale, lease or other disposition occurs pursuant to an auction held in accordance with procedures that are ordinary and customary in the oil and gas industry or (3) the sale, lease or other disposition occurs pursuant to a non-binding bid process conducted by the Borrowers or a regionally or nationally recognized oil and gas


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

asset disposition advisory company in accordance with procedures that are customary in the oil and gas industry, (iii) at such time and after giving effect to such sale, lease or other disposition, no Borrowing Base deficiency under the Senior Credit Agreement shall exist, provided, that the condition that no Borrowing Base deficiency under the Senior Credit Agreement shall exist at the time of any such sale, lease or other disposition shall not apply if the Borrowers notify the Administrative Agent that proceeds of such sale, lease or other disposition shall be used to remedy a Borrowing Base deficiency under the Senior Credit Agreement and the Borrowers in fact use such proceeds to remedy such Borrowing Base deficiency, to the extent thereof, with any surplus proceeds being used for one or more of the purposes permitted by clause (v) of this
Section 9.12(d), (iv) if such sale or other disposition of Oil and Gas Property or Subsidiary owning Oil and Gas Properties included in the most recently delivered Reserve Report during any period between two successive determinations of PV-10 is sold for a price in excess of 5% of the Borrowing Base of the Senior Credit Agreement, individually or in the aggregate, then the PV-10 shall be reduced, effective immediately upon such sale or disposition, by an amount equal to the value, if any, assigned such Property in the most recently delivered Reserve Report and (v) an amount equal to 100% of the net proceeds received from such sale, lease or other disposition shall be used within 120 days of such disposition: (1) to acquire Property, plant and equipment or any business entity used or useful in carrying on the business of the Borrowers and their Subsidiaries and having a fair market value at least equal to the fair market value of the Properties sold, leased or otherwise disposed of or to improve or replace any existing Property of the Borrowers and their Subsidiaries used or useful in carrying on the business of the Borrowers and their Subsidiaries, (2) to repay or retire Debt under the Senior Credit Agreement (with a permanent reduction in the commitments thereunder) or (3) to prepay the Loans; and (e) sales and other dispositions of Properties not regulated by Section 9.12(a) to
(d) having a fair market value not to exceed $1,000,000 during any 12-month period.

     Section 9.13 Environmental Matters. The Borrowers will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

     Section 9.14 Transactions with Affiliates. The Borrowers will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than between and among Borrowers and Wholly-Owned Subsidiaries of either Borrower) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate other than (a) Investments under
Section 9.05(i), (b) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each


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

case approved by the Board of Directors, and (c) any transaction with an Affiliate where the only consideration paid is capital stock that is not Disqualified Capital Stock.

     Section 9.15 Subsidiaries. The Borrowers will not, and will not permit any Subsidiary to, create or acquire any Subsidiary unless the Borrowers give written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14. The Borrowers shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.12(d).

     Section 9.16 Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments, Liens permitted by Section 9.03(c), the Intercreditor Agreement and the Senior Credit Agreement, the Third Lien Term Loan Agreement or listed on Schedule 7.14) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Subsidiary from paying dividends or making distributions to a Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith.

     Section 9.17 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrowers will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of either Borrower or any Subsidiary that would require such Borrower or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed
1.5 bcf of gas (on an mcf equivalent basis) in the aggregate.

     Section 9.18 Swap Agreements. The Borrowers will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than (a) Swap Agreements in respect of commodities (i) with an Approved Counterparty and
(ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 85% of the reasonably anticipated projected production (as shown in the Borrowers' most recent Reserve Report) from proved, developed, producing Oil and Gas Properties for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, (b) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrowers and their Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrowers' Debt for borrowed money which bears interest at a fixed rate and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrowers and their Subsidiaries then in effect effectively converting interest rates from floating to fixed) do


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

not exceed 75% of the then outstanding principal amount of the Borrowers' Debt for borrowed money which bears interest at a floating rate, and (c) Swap Agreements required under Section 6.01(q) or as provided in the Swap Agreements listed on Schedule 7.21. In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrowers or any Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures, except to the extent permitted by Section 9.03(d).

                                   ARTICLE X
                           Events of Default; Remedies

     Section 10.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

     (a) the Borrowers shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise.

     (b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days.

     (c) any representation or warranty made or deemed made by or on behalf of the Borrowers or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.

     (d) the Borrowers or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(i), Section 8.01(m),
Section 8.02, Section 8.03, Section 8.15 or in ARTICLE IX.

     (e) the Borrowers or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the request of any Lender) or (B) a Responsible Officer of either Borrower or such Subsidiary has Knowledge of such default.

     (f) the Borrowers or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness prior to the longer of (i) three (3) Business Days after the same shall become due and payable or (ii) the expiration of any applicable grace or notice and cure


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

period, except that with respect to trade payables, Borrowers and their Subsidiaries shall have 60 days after due date to make payment.

     (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require either Borrower or any Subsidiary to make an offer in respect thereof, except that with respect to trade payables, Borrowers and their Subsidiaries shall have 60 days after due date to make payment.

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of either Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

     (i) either Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

     (j) either Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

     (k) one or more judgments for the payment of money in an aggregate amount in excess of $2,250,000 (to the extent not covered by independent third party insurance provided by insurers as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against either Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of either Borrower or any Subsidiary to enforce any such judgment.


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

     (l) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against either Borrower or a Subsidiary party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or either Borrower or any Subsidiary or any of their Affiliates shall so state in writing.

     (m) the Intercreditor Agreement, after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against the Borrowers, any party thereto or holder of the Debt governed thereby or shall be repudiated by any of them.

     (n) an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of either Borrower or any Subsidiary in an aggregate amount exceeding $1,750,000.

     (o) a Change in Control shall occur.

     Section 10.02 Remedies.

     (a) In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent, at the direction of the Majority Lenders, shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes, if any, and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers and the Subsidiaries accrued hereunder and under the Loans, the Notes, if any, and the other Loan Documents (including, without limitation, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrowers and each Subsidiary; and in case of an Event of Default described in Section 10.01(h),
Section 10.01(i) or Section 10.01(j), the Notes, if any, and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrowers and Subsidiaries accrued hereunder and under the Loans, the Notes, if any, and the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and each Subsidiary.


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

     (b)  In  the  case  of  the   occurrence  of  an  Event  of  Default,   the
Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

     (c) All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Loans, whether by acceleration or otherwise, shall be applied as provided in Section 4.01(d).

                                   ARTICLE XI
                            The Administrative Agent

     Section 11.01 Appointment; Powers. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to enter into the Intercreditor Agreement on behalf of such Lender (each Lender hereby agreeing to be bound by the terms of the Intercreditor Agreement as if it were a party thereto) and to take such other actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     Section 11.02 Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by either Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in ARTICLE VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent's satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrowers and their Subsidiaries or any other obligor or guarantor, or (vii) any failure by either Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or


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

observance of any covenants, agreements or other terms or conditions set forth herein or therein.

     Section 11.03 Action by Administrative Agent. The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

     Section 11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrowers and the Lenders hereby waives the right to dispute the Administrative Agent's record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of the


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Note, if any, as the holder  thereof for all purposes  hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

     Section 11.05 Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this ARTICLE XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities as Administrative Agent.

     Section 11.06 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, and the Borrowers, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right, with the consent of the Borrowers, which consent shall not be unreasonably withheld or delayed, to appoint a successor. If no successor shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this ARTICLE XI and Section 12.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     Section 11.07 Administrative Agent as a Lender. Each bank serving as an Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with either of the Borrowers or any Subsidiary or other Affiliate thereof as if it were not an Administrative Agent hereunder.

     Section 11.08 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan


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Document to which it is a party.  Each Lender  also  acknowledges  that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Administrative Agent shall not be required to keep themselves informed as to the performance or observance by either Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers (or any of their Affiliates) which may come into the possession of such Administrative Agent or any of its Affiliates. In this regard, each Lender acknowledges that each of Sidley Austin Brown & Wood LLP and Haynes and Boone, LLP is acting in this transaction as special counsel to the Arranger only in respect of the Senior Credit Agreement. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

     Section 11.09 Authority of Administrative Agent to Release Collateral and Liens. Each Lender hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute and deliver to the Borrowers, at the Borrowers' sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrowers in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Mortgaged Property (i) upon payment and satisfaction of all of the Indebtedness (other than contingent indemnity obligations and Indebtedness in respect of Swap Agreements) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Majority Lenders, unless such release is required to be approved by all of the Lenders hereunder.

     Section   11.10  The   Arranger.   The  Arranger   shall  have  no  duties,
responsibilities  or  liabilities  under  this  Agreement  and  the  other  Loan
Documents.


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                                  ARTICLE XII
                                  Miscellaneous

     Section 12.01 Notices.

     (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     (i) if to the Borrowers, to them at Quest Resource Corporation, 9520 North May Avenue, Suite 300, Oklahoma City, Oklahoma 73120, Attention: David Grose (Telecopy No. (405) 488-1156), with a copy to Stinson Morrison Hecker LLP, 1201 Walnut, Kansas City, Missouri 64106, Attention: Patrick J. Respeliers (Telecopy No. (888) 215-7160);

     (ii) if to the Administrative Agent, to it at Guggenheim Partners, 135 East 57th Street, 7th Floor, New York, New York 10022, Attention: Tony Minella (Telecopy No. (212) 644-8396); and

     (iii) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE II, ARTICLE III, ARTICLE IV and ARTICLE V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

     (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     Section 12.02 Waivers; Amendments.

     (a) No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent and


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

the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

     (b) Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Majority Lenders or by the Borrowers and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) modify the definition of PV-10 without the consent of each Lender,
(iii) reduce the principal amount of the Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment or prepayment of the principal amount of the Loan, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Maturity Date without the written consent of each Lender affected thereby, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) waive or amend Section 6.01, Section 8.14, or Section 10.02(c), or change the definition of the term "Subsidiary", without the written consent of each Lender, (vii) release any Guarantor (except as set forth in the Guaranty Agreement), release a substantial portion of the collateral (other than as provided in Section 11.09), or reduce the percentage set forth in Section 8.14 to less than 80%, without the written consent of each Lender, or (viii) change any of the provisions of this Section 12.02(b) or the definition of "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, any supplement to Schedule
7.15 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

     Section 12.03 Expenses, Indemnity; Damage Waiver.

     (a) The Borrowers jointly and severally agree to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including,

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without  limitation,  the reasonable fees,  charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, including all Intralinks expenses, and the cost of environmental audits and surveys and appraisals, in connection with the syndication of the credit
facilities  provided  for  herein,  the  preparation,   negotiation,  execution,
delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made hereunder, including, without limitation, all such reasonable
out-of-pocket   expenses   incurred   during  any  workout,   restructuring   or
negotiations in respect of such Loans.

     (b) THE BORROWERS SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE ARRANGER, AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWERS OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWERS OR ANY SUBSIDIARY SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWERS AND THEIR SUBSIDIARIES BY THE


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BORROWERS AND THEIR SUBSIDIARIES,  (vii) ANY ASSERTION THAT THE LENDERS WERE NOT
ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY  INSTRUMENTS,
(viii) ANY ENVIRONMENTAL LAW APPLICABLE TO EITHER BORROWER OR ANY SUBSIDIARY OR ANY OF ITS PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY EITHER BORROWER OR ANY SUBSIDIARY WITH SUCH ENVIRONMENTAL LAW APPLICABLE TO SUCH BORROWER OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY SUCH BORROWER OR SUCH SUBSIDIARY OF ANY OF ITS PROPERTIES OR PAST ACTIVITY ON ANY OF ITS PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL,
GENERATION,   THREATENED  RELEASE,  TRANSPORT,   ARRANGEMENT  FOR  TRANSPORT  OR
ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY EITHER BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY EITHER BORROWER OR ANY OF ITS SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY
SHALL  EXTEND  TO  EACH  INDEMNITEE   NOTWITHSTANDING  THE  SOLE  OR  CONCURRENT
NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

     (c) To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent under Section 12.03(a) or (b), each Lender severally agrees to pay to the Administrative Agent such Lender's Percentage Share

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

(determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

     (d) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, or any Loan or the use of the proceeds thereof.

     (e) All amounts due under this Section 12.03 shall be payable not later than 10 Business Days after written demand therefor.

Section 12.04  Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

          (A) the Borrowers, provided that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

          (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund.

     (ii) Assignments shall be subject to the following additional conditions:


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               (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent, provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;

               (B) each partial  assignment  shall be made as an assignment of a
          proportionate   part  of  all  the  assigning   Lender's   rights  and
          obligations under this Agreement;

               (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, that no processing and recording fee shall be due or payable in connection with an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

               (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

     (iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01,
Section 5.02, Section 5.03 and Section 12.03 and subject to the obligations under Section 5.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

     (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and Commitments and principal amount of the Loans, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) (if required) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

     (c) (i) Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrowers agree that each Participant shall be entitled to the benefits of Section 5.01,
Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

     (ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with
Section 5.03(e) as though it were a Lender.

     (iii) In the event that any Lender sells participations in a Loan, such Lender shall maintain a register, acting for this purpose as a non-fiduciary agent of the Borrowers, on which it enters the name of all participants in the Loans held by it and the principal amount (and stated interest thereon) of the portion of the Loan that is the subject of the participation (the "Participant Register"). A Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (e) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrowers and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

     Section 12.05 Survival; Revival; Reinstatement.

     (a) All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section
12.03 and ARTICLE XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

     (b) To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrowers shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

     Section 12.06 Counterparts; Integration; Effectiveness.

     (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

     (b) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE ADMINISTRATIVE AGENT CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     (c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or any Subsidiary against any of and all the obligations of the Borrowers or any Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff), which such Lender or its Affiliates may have.

     Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

     (a) THIS AGREEMENT AND THE NOTES, IF ANY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

     (c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO
SECTION  12.01  (OR ITS  ASSIGNMENT  AND  ASSUMPTION),  SUCH  SERVICE  TO BECOME
EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

     (d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES;
(iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

     Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     Section 12.11 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to
(i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrowers and their obligations (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section 12.11, "Information" means all information received from the Borrowers or any Subsidiary relating to the Borrowers or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrowers or a Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Loans, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans, shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrowers); and (ii) in the event that the maturity of the Loans, is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrowers). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been


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

payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.

     Section 12.13 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

     Section 12.14 Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to those Lenders or their Affiliates and other Persons which are counterparties to any Swap Agreement with either Borrower or any of its Subsidiaries on a pro rata basis in respect of any obligations of the Borrowers or any of their Subsidiaries which arise under any such Swap Agreement entered into while such Person or its Affiliate is a Lender, including any Swap Agreements between such Persons in existence prior to the date hereof. No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.

     Section 12.15 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrowers, and no other Person (including, without limitation, any Subsidiary, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent or any Lender for any reason whatsoever. There are no third party beneficiaries.

     Section 12.16 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

                                  ARTICLE XIII

     Section 13.01 No Novation. It is the express intent of the parties hereto that this Agreement (i) shall re-evidence the Borrowers' indebtedness under the Existing Agreement, (ii) is entered into in substitution for, and not in payment of, the obligations of the Borrowers under the Existing Agreement, (iii) is in no way intended to constitute a novation of any of the Borrowers' indebtedness which was evidenced by the Existing Agreement or any of the other Loan Documents and (iv) the parties hereto as Lenders that were not parties to the Existing Agreement are acquiring their interests in the Loans from the Lenders party to the Existing Agreement to the extent necessary to reflect the Commitments and Percentage Shares set forth on Annex I to this Agreement which as of the Effective Date will replace the Commitments and Percentage Shares set forth on Annex I to the Existing Agreement, and this Agreement shall automatically effect assignments to accomplish the foregoing.

     Section 13.02 References to This Agreement In Loan Documents. Upon the effectiveness of this Agreement, on and after the date hereof, each reference in any other Loan Document to the Existing Agreement (including any reference therein to "the Agreement," "thereunder," "thereof," "therein" or words of like import referring thereto) shall mean and be a reference to this Agreement.

                         [SIGNATURES BEGIN NEXT PAGE]



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


      The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                         QUEST RESOURCE CORPORATION


                                  By:  /s/ Jerry D. Cash
                                      --------------------------------------
                                      Name: Jerry D. Cash
                                      Title: Chief Executive Officer



                                  QUEST CHEROKEE, LLC


                                  By:  /s/ Jerry D. Cash
                                      --------------------------------------
                                      Name: Jerry D. Cash
                                      Title: Chief Executive Officer

ADMINISTRATIVE AGENT:             GUGGENHEIM CORPORATE FUNDING, LLC
                                  as Administrative Agent

                                  By: /s/ Stephen D. Sautel
                                     --------------------------------------
                                     Name:  Stephen D. Sautel
                                     Title  Managing Director

LENDERS:                          MIDLAND NATIONAL LIFE INSURANCE COMPANY
                                  By:  Midland Advisors Company as its Agent


                                  By: /s/ Kaitlyn Trinh
                                      -------------------------------------
                                      Name:  Kaitlyn Trinh
                                      Title: Director

LENDERS:                         NORTH AMERICAN COMPANY FOR LIFE AND HEALTH
                                 INSURANCE
                                 By:  Midland Advisors Company as its Agent


                                 By: /s/  Kaitlyn Trinh
                                     --------------------------------------
                                     Name:   Kaitlyn Trinh
                                     Title:  Director

LENDERS:                         SADDLE ROCK ONSHORE FUNDING, L.L.C.
                                 By:  Farallon Capital Management, L.L.C.
                                 as its Manager


                                 By: /s/ Derek Schrier
                                     --------------------------------------
                                     Name:  Derek Schrier
                                     Title: Managing Member

LENDERS:                         ABLECO FINANCE LLC



                                 By: /s/ Kevin Genda
                                     --------------------------------------
                                     Name:  Kevin Genda
                                     Title: Senior Vice President

LENDERS:                         A3 FUNDING LP
                                 By:  A3 Fund Management LLC, its General
                                 Partner


                                 By: /s/ Kevin Genda
                                     --------------------------------------
                                     Name:  Kevin Genda
                                     Title: Vice President

LENDERS:                         DEL MAR MASTER FUND LTD.



                                 By: /s/ Marc Simons
                                     --------------------------------------
                                     Name:  Marc Simons
                                     Title: Director

LENDERS:                         SPF CDO I, LLC



                                 By: /s/ Fred Fogel
                                     --------------------------------------
                                     Name:  Fred Fogel
                                     Title: General Counsel

LENDERS:                         FIELD POINT II, LTD.



                                 By: /s/ Fred Fogel
                                     --------------------------------------
                                     Name:  Fred Fogel
                                     Title: General Counsel

LENDERS:                          FIELD POINT III, LTD.



                                 By: /s/ Fred Fogel
                                     --------------------------------------
                                     Name:  Fred Fogel
                                     Title: General Counsel

LENDERS:                          FIELD POINT IV, LTD.



                                 By: /s/ Fred Fogel
                                     --------------------------------------
                                     Name:  Fred Fogel
                                     Title: General Counsel

LENDERS:                          DELLACAMERA CAPITAL MASTER FUND, LTD.



                                  By: /s/ Vincent J. Spinnato
                                      --------------------------------------
                                      Name:  Vincent J. Spinnato
                                      Title: Managing Member

                                   ANNEX I


COMMITMENTS

          Name of Lender            Percentage Share   Commitment Amount

Ableco Finance LLC                       15.21%           $15,210,000

Field Point III, Ltd.                      12%            $12,000,000

Field Point IV, Ltd.                       11%            $11,000,000

Midland National Life Insurance            10%            $10,000,000
Company

SPF CDO I, LLC                             10%            $10,000,000

Saddle Rock Onshore Funding, L.L.C.        10%            $10,000,000

A3 Funding LP                             9.79%            $9,790,000

Del Mar Master Fund Ltd.                  7.5%             $7,500,000

Field Point II, Ltd.                       7%              $7,000,000

North American Company for Life            5%              $5,000,000
and Health Insurance

DellaCamera Capital Master Fund,          2.5%             $2,500,000
Ltd.

TOTAL                                    100.00%      $100,000,000.00

                                    EXHIBIT A
                             FORM OF TERM LOAN NOTE

$[      ]                                                     [          ], 2006

     FOR VALUE RECEIVED, QUEST CHEROKEE, LLC, a Delaware limited liability company and QUEST RESOURCE CORPORATION, a Nevada corporation (the "Borrowers") hereby jointly and severally promise to pay to the order of [ ] (the "Lender"), at the principal office of Guggenheim Corporate Funding, LLC, as administrative agent (the "Administrative Agent"), at [ ], the principal sum of [ ] Dollars ($[ ]), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Amended and Restated Second Lien Term Loan Agreement.

     The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrowers' rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

     This Note is one of the Notes referred to in the Amended and Restated Second Lien Term Loan Agreement dated as of June 9, 2006 among the Borrowers, the Administrative Agent, and the other agents and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Amended and Restated Second Lien Term Loan Agreement as the same may be amended, supplemented or restated from time to time, the "Second Lien Term Loan Agreement"). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

     This Note is issued pursuant to the Second Lien Term Loan Agreement and is entitled to the benefits provided for in the Second Lien Term Loan Agreement and the other Loan Documents. The Second Lien Term Loan Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                    QUEST CHEROKEE, LLC


                                    By:
                                           -----------------------------------
                                    Name:
                                           -----------------------------------
                                    Title:
                                           -----------------------------------

                                    QUEST RESOURCE CORPORATION


                                    By:
                                           -----------------------------------
                                    Name:
                                           -----------------------------------
                                    Title:
                                           -----------------------------------

                                    EXHIBIT B
                            FORM OF BORROWING REQUEST

                                   [ ], 200[ ]

     QUEST CHEROKEE, LLC, a Delaware limited liability company and QUEST RESOURCE CORPORATION, a Nevada corporation (the "Borrowers"), pursuant to
Section 2.03 of the Amended and Restated Second Lien Term Loan Agreement dated as of June 9, 2006 (together with all amendments, restatements, supplements or other modifications thereto, the "Credit Agreement") among the Borrowers, Guggenheim Corporate Funding, LLC, as Administrative Agent and the other agents and lenders (the "Lenders") which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

      (i)   Aggregate amount of the requested Loan is $[         ];

      (ii)  Date of such Loan is [ ], 200[ ];

      (iii) Location and number of the Borrowers' account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:

      [                   ]
      [                   ]
      [                   ]
      [                   ]
      [                   ]

     The undersigned certifies that he/she is the [ ] of the Borrowers, and that as such he/she is authorized to execute this certificate on behalf of the Borrowers. The undersigned further certifies, represents and warrants on behalf of the Borrowers that the Borrowers is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

                                    QUEST CHEROKEE, LLC


                                    By:
                                           -----------------------------------
                                    Name:
                                           -----------------------------------
                                    Title:
                                           -----------------------------------

                                    QUEST RESOURCE CORPORATION


                                    By:
                                           -----------------------------------
                                    Name:
                                           -----------------------------------
                                    Title:
                                           -----------------------------------

                                    EXHIBIT C
                                     FORM OF
                             COMPLIANCE CERTIFICATE


     The undersigned hereby certifies that he/she is the [ ] of QUEST CHEROKEE, LLC, a Delaware limited liability company and QUEST RESOURCE CORPORATION, a Nevada corporation (the "Borrowers"), and that as such he/she is authorized to execute this certificate on behalf of the Borrowers. With reference to the Amended and Restated Second Lien Term Loan Agreement dated as of June 9, 2006 (together with all amendments, restatements, supplements or other modifications thereto being the "Credit Agreement") among the Borrowers, Guggenheim Corporate Funding, LLC, as Administrative Agent, and the other agents and lenders (the "Lenders") which are or become a party thereto, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

     (a) The  representations  and  warranties  of the  Borrowers  contained  in
Article VII of the Credit Agreement and in the Loan Documents and otherwise made in writing by or on behalf of the Borrowers pursuant to the Credit Agreement and the Loan Documents were true and correct in all material respects when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.

     (b) The Borrowers have performed and complied with all agreements and conditions contained in the Credit Agreement and in the Loan Documents required to be performed or complied with by it prior to or at the time of delivery hereof [or specify default and describe].

     (c) Since [December 31, 2005], no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrowers or any Subsidiary which could reasonably be expected to have a Material Adverse Effect [or specify event].

     (d) There exists no Default or Event of Default [or specify Default and describe].

     (e) Attached hereto are the detailed computations necessary to determine whether the Borrowers are in compliance with Section 9.01 as of the end of the [fiscal quarter][fiscal year] ending [ ].

      EXECUTED AND DELIVERED this [          ] day of [          ].

                                    QUEST CHEROKEE, LLC


                                    By:
                                         -------------------------------------
                                    Name:
                                           -----------------------------------
                                    Title:
                                           -----------------------------------

                                    QUEST RESOURCE CORPORATION


                                    By:
                                         -------------------------------------
                                    Name:
                                           -----------------------------------
                                    Title:
                                           -----------------------------------

                                   EXHIBIT D-1
              FORM OF LEGAL OPINION OF STINSON MORRISON HECKER LLP

                                    Attached.

                                   EXHIBIT D-2
                     FORM OF LEGAL OPINION OF LOCAL COUNSEL

                                    Attached.

                                   EXHIBIT E-1
                              SECURITY INSTRUMENTS

1) Guaranty dated as of November 14, 2005 by the Borrowers and the Subsidiaries party thereto as Guarantors, in favor of the Administrative Agent and the Lenders.

2) Amended and Restated Security Agreement dated as of June 9, 2006 by the Borrowers and the Subsidiaries party thereto, in favor of the Administrative Agent and the Lenders.

3)    Financing Statements in respect of items 1 and 2, by:

         a) the Borrowers; and

         b) the Subsidiary Guarantors.

4) Mortgages and fixture filings required under Section 8.14.

                                   EXHIBIT E-2
                                FORM OF GUARANTY

                                    Attached.

                                   EXHIBIT E-3
                           FORM OF SECURITY AGREEMENT

                                    Attached.

                                   EXHIBIT E-4
                         FORM OF INTERCREDITOR AGREEMENT

                                    Attached.

                                    EXHIBIT F
                        FORM OF ASSIGNMENT AND ASSUMPTION


     This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Second Lien Term Loan Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:      ______________________________

2.    Assignee:      ______________________________
                     [and is an Affiliate/Approved Fund of [identify Lender](1)]

3.    Borrowers:     Quest Cherokee, LLC and Quest Resource Corporation

4.    Administrative Guggenheim Corporate Funding, LLC, as the administrative
      Agent:         agent under the Credit Agreement

5.    Credit         The Amended and Restated Second Lien Term Loan Agreement
      Agreement:     dated as of June 9, 2006 among Quest Cherokee, LLC and
                     Quest Resource Corporation, the Lenders parties thereto,
                     Guggenheim Corporate Funding, LLC, as Administrative
                     Agent, and the other agents parties thereto


____________________________
(1) Select as applicable.

6. Assigned Interest:

--------------------------------------------------------------------------------
     Aggregate Amount of              Amount of          Percentage Assigned of
   Commitment/Loans for all        Commitment/Loans     Commitment/Loans(2)
           Lenders                     Assigned
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
$                              $                                    %
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
$                              $                                    %
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
$                              $                                    %
--------------------------------------------------------------------------------


Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                    ASSIGNOR

                                    [NAME OF ASSIGNOR]


                                    By:______________________________
                                       Title:


                                    ASSIGNEE

                                    [NAME OF ASSIGNEE]


                                    By:______________________________
                                       Title:




_______________________

(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Consented to and Accepted:

GUGGENHEIM CORPORATE FUNDING, LLC, as
  Administrative Agent


By_________________________________
  Title:


By_________________________________
  Title:



[Consented to:](3)

QUEST CHEROKEE, LLC


By_________________________________
  Title:

QUEST RESOURCE CORPORATION


By_________________________________
  Title:










___________________________
(3) To be added only if the consent of the Borrowers and/or other parties (e.g. Issuing Bank) is required by the terms of the Credit Agreement.

                                                                         ANNEX 1

               QUEST CHEROKEE, LLC AND QUEST RESOURCE CORPORATION
              AMENDED AND RESTATED SECOND LIEN TERM LOAN AGREEMENT

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

            1. Representations and Warranties.

     1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.04(a) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                  SCHEDULE 7.04
                                    APPROVALS

[Company to provide]

                                  SCHEDULE 7.05
                                   LITIGATION

[Company to provide]

                                  SCHEDULE 7.14
                                      LIENS

[Company to provide]

                                  SCHEDULE 7.15
                                  SUBSIDIARIES

[Company to provide]

                                 SCHEDULE 7.19
                                 GAS IMBALANCES

[Company to provide.]

                                  SCHEDULE 7.20
                               MARKETING CONTRACTS

[Company to provide.]

                                  SCHEDULE 7.21
                                 SWAP AGREEMENTS

[Company to provide.]

                                  SCHEDULE 9.05
                                   INVESTMENTS

[Company to provide.]